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                                                                    Exhibit 4.10

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is made and entered into this 9th day of April, 1999, by and between YOGEN FRUZ WORLD-WIDE INCORPORATED, an Ontario corporation (the "Company"), and MICHAEL SERRUYA, a resident of Richmond Hill, Ontario, Canada (the "Executive").

                              W I T N E S S E T H :

      WHEREAS, the Company desires to employ the Executive in accordance with the terms of this Agreement and the Executive desires to be so employed by the Company.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

      I. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            a. "Base Annual Salary" shall mean the base annual salary (exclusive of bonuses and fringe benefits) of the Executive described in Section 2(a) hereof.

            b.    "Board" shall mean the Board of Directors of the Company.

            c. "Yogen Fruz" shall mean Yogen Fruz World-Wide Incorporated, an Ontario corporation, together with all subsidiaries of Yogen Fruz, whether now or hereafter existing. The term "Yogen Fruz" shall also be deemed to include any successor to Yogen Fruz World-Wide Incorporated, and any other name by which it may hereafter be known.

            d. "Consulting Agreement" shall mean that certain consulting agreement to




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be entered into by and between the Company and the Executive pursuant to Section
6 hereof.

      1.    Duties.

            a. The Company does hereby employ the Executive and the Executive does hereby accept employment as the Co-Chairman of the Board, Co-President and Co-Chief Executive Officer of the Company upon the terms and subject to the conditions set forth herein. In his capacity as Co-Chairman of the Board, Co-President and Co-Chief Executive Officer of the Company, the Executive shall be responsible for the day-to-day business and operations of the Company and shall perform appropriate duties consistent with such positions.

            b. The Executive shall report to the Co-President/Chief Executive Officer of the Company and to the Board.

            c. Under no circumstances will the Company require the Executive, without his prior consent, to relocate outside of a 15-mile radius from the current location of the Company's offices at 8300 Woodbine Avenue, 5th Floor, Markham, Ontario, L3R 9Y7. In the event that, at any time during the term of this Agreement or any extension or renewal thereof, the Company causes the Company to relocate outside such 15-mile radius, the Executive shall have the option to resign and, if he exercises such option, shall receive from the Company, all of his entitlements as provided for hereunder, including, but not limited to, the severance in Section 2(d) below.

      2.    Compensation.

            a. Base Annual Salary. During the term of this Agreement, the Company shall pay to the Executive a Base Annual Salary of THREE HUNDRED TWENTY THOUSAND DOLLARS ($320,000) per year, payable in equal bi-weekly installments, subject to customary withholding and other employee taxes as required by the laws of Canada or the Province of Ontario

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or any subdivision.

            b. Benefits. In addition to the Base Annual Salary, the Executive shall be entitled to the following benefits during the term of this Agreement:

                  i. The Executive shall have an aggregate of four (4) weeks paid vacation each year.

                  ii. The Company shall provide the Executive with health, hospital, dental and other insurance benefits as have been provided to the Executive by the Company immediately prior to the date hereof, but in no event, shall the insurance benefits to be provided to the Executive hereunder ever be less than that which is substantially similar to the health, hospital, dental and other insurance benefits provided by the Company to its senior executive employees. All such insurance policies shall be with insurance companies qualified to provide benefits in Canada.

                  iii. The Company shall provide the Executive with the exclusive use of an automobile of the type the Executive is currently driving, plus payment of all automobile and other related expenses.

                  iv. The Company shall provide the Executive with a private office commensurate in size, furnishings and amenities with the office currently furnished to Executive at the Company.

                  v. The Company shall reimburse the Executive for all out-of-pocket expenses as Executive shall incur for all entertainment, meals, travel

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                        and other business expenses, which Executive incurs in
                        the performance of his duties and undertakings hereunder.

                  vi. The Company shall provide the Executive with such director's and officer's liability insurance as provided to other directors and officers of the Company.

                  vii. The Company shall provide the Executive with all other benefits which are currently offered or hereinafter offered to senior executive employees of the Company.

            c. Bonus. In addition to the other compensation provided to the Executive hereunder, the Executive shall be entitled to a bonus as annually determined by the Compensation Committee or the Board.

            d. Severance. The Company shall pay the Executive (or his estate) the amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000) within five (5) days after the effective date of the termination of this Agreement for any reason, including, without limitation, the failure of the Company to renew this Agreement after the expiration of the term hereof on terms at least as favorable to the Executive as provided herein. The Company shall not pay the Executive such severance in the event of a termination for cause pursuant to Section 3(b) hereof, or in the event the Executive voluntarily terminates his employment, except pursuant to Section 3(d) hereof.

      3. Term of Employment. The term of employment shall be for five (5) years, commencing on the date hereof, but subject to the following:

            a. Death. The death of the Executive shall terminate this Agreement, but shall not affect the rights of the Executive's estate or other successors-in-interest to the Base Annual

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Salary earned or accrued to the date of Executive's death, the reimbursement of any expenses not previously paid pursuant to Section 2(b) above and any other compensation or benefits provided to the Executive under this Agreement, including the severance under Section 2(d) above.

            b. Termination for Cause. This Agreement and Executive's employment by the Company may, at the option of the Company, be terminated for "cause" upon at least five (5) days written notice to Executive, in which case, Executive shall be entitled to receive the Base Annual Salary earned or accrued to the effective date of the Executive's termination for cause, and the reimbursement of any expenses not previously paid pursuant to Section 2(b) above. As used herein, "cause" shall mean any theft, embezzlement or fraud by Executive or Executive's involvement in any scheme or conspiracy pursuant to which the Company has lost any assets.

            c. Termination Without Cause. If the Company wishes to terminate the Executive's employment without cause (as defined above), it may do so upon at least sixty (60) days written notice to the Executive. In the event of termination without cause, the Executive shall continue to render his services up to the effective date of termination and shall be entitled to receive the Base Annual Salary earned or accrued to the effective date of the Executive's termination without cause, the reimbursement of any expenses not previously paid pursuant to Section 2(b) above and any other compensation or benefits provided to the Executive under this Agreement, including, but not limited to, severance under Section 2(d) above. The Executive will continue, in the event of termination without cause, to receive the annual salary pursuant to Section 2(a) for four (4) years subsequent to the termination of this Agreement.

            d. Termination by Executive. The Executive may terminate his employment at any time upon thirty (30) days notice to the Company. In such event, the Executive shall receive

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the Base Annual Salary earned or accrued to the effective date of the
Executive's termination, the reimbursement of any expenses not previously paid pursuant to Section 2(b) above and any other compensation or benefits provided to the Executive under this Agreement.

            Upon termination by Executive, and prior to Executive receiving outstanding monies from the Company, all monies owing to the Company by the Executive shall be paid in full.

      4. Nondisclosure of Information. The Executive recognizes and acknowledges that the Company's business and records are valuable and unique assets of the Company, access to and knowledge of which are essential to the performance of the duties of Executive hereunder. The Executive therefore agrees that he will not, without the Company's written consent, disclose any of such records, lists, and secrets, which are not available to the public, for any reason or purpose whatsoever except in connection with the performance of his duties hereunder or as required by any court of competent jurisdiction.

      5. Indemnification. The Company shall indemnify, defend and hold Executive harmless when Executive is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company) by reason of the fact that Executive is or was a director, officer, employee or agent of the Company or any predecessor of the Company, or is or was serving at the request of the Company or any predecessor of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against any and all expenses (including, without limitation, attorneys' fees and costs), judgments, fines and amounts paid in settlement, actually incurred by Executive in connection with such action, suit or proceeding, if Executive acted in good faith and in a manner he

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reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement, shall not, of itself, create a presumption that Executive did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company or, with respect to any criminal action or proceeding, that Executive had reasonable cause to believe that his conduct was unlawful. The indemnification provided for herein shall survive the Executive's termination of employment or any other termination of this Agreement for whatever reason.

      6.    Continuing Health Insurance.

            a. In the event this Agreement is terminated for any reason (other than because of the death of the Executive or Executive's voluntary termination of his employment) or, in thee event this Agreement is not renewed by the Company after the expiration of the initial or any renewal term hereof, the Company and the Executive have the option to enter into a Consulting Agreement under the terms of which the Executive shall provide such consulting services as shall be mutually acceptable for a period of one (1) year from the effective date of the termination of this Agreement. The Consulting Agreement shall not be terminated by the Company during such one (1) year period, except upon the death of the Executive. The Consulting Agreement shall provide that the manner in which the consulting services are to be performed and the specific hours to be worked by the Executive shall be determined by the Executive, and that the Executive shall be entitled to reimbursement from the Company for all authorized out-of-pocket expenses incurred by him in the performance of his duties thereunder.

            b. The Consulting Agreement shall provide for such consulting fees

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commensurate with the services rendered by the Executive in light of his knowledge and experience and shall further provide that, during the term thereof, the Company will continue to provide the Executive and his family with the same health, hospital, dental and other medical insurance as the Executive has been provided by the Company at the time of such termination, provided that, in no event, shall the level of any such insurance benefits under the Consulting Agreement ever by less than the health, hospital, dental and other medical insurance provided by the Company to its senior executive employees at any time during the term of the Consulting Agreement. All such insurance policies shall be with insurance companies qualified to provide benefits in the United States of America.

            c. The Consulting Agreement shall provide that the Executive shall reimburse the Company for the actual cost of the premiums for the medical insurance provided to the Executive and his family thereunder, which cost shall be no more than the amount which the Company charges for such family medical insurance coverage for its other employees. The Company shall forward to the Executive a copy of the premium notice or notices with respect to the medical insurance policies provided under the Consulting Agreement, and the Executive shall reimburse the Company for such premium within ten (10) days of his receipt of such premium notices.

            d. In the event this Agreement is terminated because of the death of the Executive, the Company shall continue to provide the Executive's family with all such insurance policies described in this Section 6 for a period one
(1) year from the date of the death of the Executive. The Executive's estate shall reimburse the Company for the actual cost of the premiums in the manner set forth in Section 6(c).

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      7.    Notices. All notices and other communications required or desired to be given under the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after deposit in the mail, via courier or similar means, addressed as follows:

            To the Company:

                  Yogen Fruz World-Wide Incorporated
                  8300 Woodbine Avenue, 5th Floor
                  Markham, Ontario, Canada L3R 9Y7
                  Attention:  President

            To the Executive:

                  Mr. Michael Serruya
                  33 Moodie Drive
                  Richmond Hill, Ontario L4C-8C4
                  Canada

or such other address as either party may, from time to time, notify the other party as provided herein.

      8. Assignment. The Executive may not assign or delegate any of his rights or obligations under this Agreement without first obtaining the written consent of the Company, except that certain rights of the Executive shall be assigned to his estate upon his death as set forth in Section 3(a) hereof. This Agreement shall inure to the benefit of any successors or assigns of the Company, provided that the Company has sent prior written notice to the Executive of any assignment by the Company of its rights under this Agreement.

      9. Entire Agreement; Amendment and Modification. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and there are no representations, warranties, agreements or commitments between the parties hereto with respect to

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the employment and compensation of the Executive except as set forth herein. No amendment or modification of the terms of this Agreement shall be binding upon either party unless reduced to writing and signed by the Executive and a duly appointed officer of the Company.

      10. Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the Province of Ontario. This Agreement is delivered by the Executive to the Company at the Company's principal place of business which is located at 8300 Woodbine Avenue, 5th Floor, Markham, Ontario, Canada, L3R 9Y7, and shall be deemed to have been made at such location.

            IN ORDER TO INDUCE EACH OTHER PARTY TO ENTER INTO THIS AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE EXECUTIVE AND THE COMPANY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE, IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM, THIS AGREEMENT, SHALL BE LITIGATED IN COURTS HAVING A SITUS WITHIN THE PROVINCE OF ONTARIO. FOR THE PURPOSES OF THE FOREGOING, THE EXECUTIVE AND THE COMPANY HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, PROVINCIAL OR FEDERAL COURT LOCATED WITHIN THE PROVINCE OF ONTARIO. THE EXECUTIVE AND THE COMPANY HEREBY WAIVE ANY RIGHT TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT BY THE OTHER PARTY IN ACCORDANCE WITH THIS PARAGRAPH.

      11. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

      12. Waiver. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term,

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covenant or condition.

      13. Headings. Heading of the sections of this Agreement are for reference only and shall not be deemed to have any substantial effect.

      14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement on behalf of the Company, and the Executive has signed this Agreement on the day and year first above written.

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                                         YOGEN FRUZ WORLD-WIDE INCORPORATED

                                         By: /s/ Richard E. Smith
                                             _______________________
                                         Name: _____________________
                                         Title: ____________________

EXECUTIVE:

/s/ Michael Serruya
---------------------------
Michael Serruya

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